EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned directors and officers of NB&T Financial Group, Inc. (the “Company”), and each of us, do hereby constitute and appoint John J. Limbert and Craig F. Fortin, or either of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity

/s/ John J. Limbert	8/18/2009	President, Chief Executive Officer, Director
John J. Limbert

/s/ Craig F. Fortin	8/18/2009	Senior Vice President and Chief Financial
Craig F. Fortin		Officer (Principal Accounting Officer)

/s/ S. Craig Beam	8/18/2009	Director
S. Craig Beam

/s/ Charles L. Dehner	8/18/2009	Director
Charles L. Dehner

/s/ Daniel A. DiBiasio	8/18/2009	Director
Daniel A. DiBiasio

/s/ G. David Hawley	8/18/2009	Director
G. David Hawley

/s/ Brooke Williams James	8/18/2009	Director
Brooke Williams James

/s/ D. Jeffery Lykins	8/18/2009	Director
D. Jeffery Lykins

/s/ Robert A. Raizk	8/18/2009	Director
Robert A. Raizk

/s/ Timothy L. Smith	8/18/2009	Director
Timothy L. Smith